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                                                                    EXHIBIT 12.1

     Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                                                                  PREDECESSOR COMPANY
                                                     ---------------------------------------------
                                                                                     PERIOD FROM
                                                       YEAR ENDED DECEMBER 31,     JANUARY 1, 1995
                                                     ---------------------------       THROUGH
                                                      1992      1993      1994     APRIL 20, 1995
                                                     -------   -------   -------   ---------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income from continuing
  operations.......................................  $ 4,346   $   542   $ 8,388           $11,621
Equity pickup of less than 50% owned affiliates....      (26)   (1,149)     (183)             (204)
Interest...........................................    8,189     7,551     6,407             1,665
Interest portion of rental expense.................    2,467     2,753     2,814               692
Amortization of debt financing costs...............      920       933       944               453
                                                     -------   -------   -------           -------
Earnings...........................................  $15,896   $10,630   $18,370           $14,227
                                                     -------   -------   -------           -------
Interest...........................................  $ 8,189   $ 7,551   $ 6,407           $ 1,665
Interest portion of rental expense.................    2,467     2,753     2,814               692
Amortization of debt financing costs...............      920       933       944               453
                                                     -------   -------   -------           -------
Fixed charges......................................  $11,576   $11,237   $10,165           $ 2,810
                                                     -------   -------   -------           -------
Ratio of earnings to fixed charges.................     1.37        --      1.81               5.1
                                                     -------   -------   -------           -------
Deficiency.........................................            $  (607)

                                                           PERIOD
                                                            FROM
                                                         INCEPTION
                                                          THROUGH       YEAR ENDED     THREE MONTHS
                                                        DECEMBER 31,   DECEMBER 31,        ENDED
                                                            1995           1996       MARCH 31, 1997
                                                        ------------   ------------   --------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income (loss) from continuing
  operations .........................................    $12,629        $14,846          $(1,712)
Equity pickup of less than 50% owned affiliates.......         --           (713)            (270)
Interest..............................................     12,905         17,290            4,458
Interest portion of rental expense....................      1,572          3,694              777
Amortization of debt financing costs..................        465            636              159
                                                          -------        -------          -------
Earnings..............................................    $27,571        $35,753          $ 3,412
                                                          -------        -------          -------
Interest..............................................    $12,905        $17,290          $ 4,458
Interest portion of rental expense....................      1,572          3,694              777
Amortization of debt financing costs..................        465            636              159
                                                          -------        -------          -------
Fixed charges.........................................    $14,942        $21,620          $ 5,394
                                                          -------        -------          -------
Ratio of earnings to fixed charges....................        1.8            1.7              0.6
                                                          -------        -------          -------